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                                                                     EXHIBIT 3.5

                           =========================

                                 FORM OF BYLAWS


                                       OF


                                   RETEK INC.

                           =========================







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                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I - OFFICES..............................................................................................1
     SECTION 1.01.           Registered Office...................................................................1
     SECTION 1.02.           Other Offices.......................................................................1

ARTICLE II - STOCKHOLDERS........................................................................................1
     SECTION 2.01.           Annual Meetings.....................................................................1
     SECTION 2.02.           Special Meetings....................................................................1
     SECTION 2.03.           Notice of Meetings..................................................................2
     SECTION 2.04.           Notice of Stockholder Business and Nominations......................................2
     SECTION 2.05.           Waiver of Notice....................................................................4
     SECTION 2.06.           Adjournments........................................................................5
     SECTION 2.07.           Quorum..............................................................................5
     SECTION 2.08.           Organization and Conduct of Business................................................5
     SECTION 2.09.           Proxies and Voting..................................................................5
     SECTION 2.10.           Inspectors of Election..............................................................6
     SECTION 2.11.           No Stockholder Action by Written Consent............................................6

ARTICLE III - BOARD OF DIRECTORS.................................................................................6
     SECTION 3.01.           General Powers......................................................................6
     SECTION 3.02.           Number and Term of Office...........................................................6
     SECTION 3.03.           Resignation.........................................................................7
     SECTION 3.04.           Removal.............................................................................7
     SECTION 3.05.           Vacancies...........................................................................7
     SECTION 3.06.           Meetings............................................................................8
     SECTION 3.07.           Directors' Consent in Lieu of Meeting...............................................9
     SECTION 3.08.           Action by Means of Telephone or Similar Communications Equipment....................9
     SECTION 3.09.           Compensation........................................................................9
     SECTION 3.10.           Reliance upon Books, Reports and Records............................................9

ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS................................................................9
     SECTION 4.01.           Committees of the Board of Directors................................................9
     SECTION 4.02.           Audit Committee....................................................................10
     SECTION 4.03.           Compensation Committee.............................................................10
     SECTION 4.04.           Rules and Procedures...............................................................10
     SECTION 4.05.           Application of Article.............................................................10

ARTICLE V - OFFICERS............................................................................................11
     SECTION 5.01.           Officers...........................................................................11
     SECTION 5.02.           Chairman of the Board of Directors.................................................11
     SECTION 5.03.           Chief Executive Officer............................................................11
     SECTION 5.04.           President..........................................................................11
     SECTION 5.05.           Senior Vice Presidents and Vice Presidents.........................................12

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
     SECTION 5.06.           Treasurer and Assistant Treasurer..................................................12
     SECTION 5.07.           Secretary and Assistant Secretary..................................................12
     SECTION 5.08.           Assistant Vice Presidents and Other Officers.......................................13
     SECTION 5.09.           General Counsel....................................................................13
     SECTION 5.10.           Salaries...........................................................................13
     SECTION 5.11.           Vacancies..........................................................................13
     SECTION 5.12.           Removal or Discharge...............................................................13
     SECTION 5.13.           Resignations.......................................................................13

ARTICLE VI - CHECKS, DRAFTS, NOTES, AND PROXIES.................................................................13
     SECTION 6.01.           Checks, Drafts and Notes...........................................................13
     SECTION 6.02.           Execution of Proxies...............................................................14

ARTICLE VII - SHARES AND TRANSFERS OF SHARES....................................................................14
     SECTION 7.01.           Certificates Evidencing Shares.....................................................14
     SECTION 7.02.           Stock Ledger.......................................................................14
     SECTION 7.03.           Transfers of Shares................................................................14
     SECTION 7.04.           Addresses of Stockholders..........................................................14
     SECTION 7.05.           Lost, Destroyed and Mutilated Certificates.........................................15
     SECTION 7.06.           Regulations........................................................................15
     SECTION 7.07.           Fixing Date for Determination of Stockholders of Record............................15
     SECTION 7.08.           Record of Holder of Shares.........................................................15

ARTICLE VIII - SEAL.............................................................................................15
     SECTION 8.01.           Seal...............................................................................15

ARTICLE IX - FISCAL YEAR........................................................................................16
     SECTION 9.01.           Fiscal Year........................................................................16

ARTICLE X - INDEMNIFICATION AND INSURANCE.......................................................................16
     SECTION 10.01.          Indemnification....................................................................16
     SECTION 10.02.          Insurance for Indemnification......................................................18

ARTICLE XI - MISCELLANEOUS......................................................................................18
     SECTION 11.01.          Notices and Waivers Thereof........................................................18
     SECTION 11.02.          Audits.............................................................................18

ARTICLE XII - AMENDMENTS........................................................................................19
     SECTION 12.01.          Amendments.........................................................................19

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                                 FORM OF BYLAWS
                                       OF
                                   RETEK INC.


                                   ARTICLE I
                                     OFFICES

         SECTION 1.01. Registered Office. The registered office of Retek Inc. (the "Corporation") in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

         SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may from time to time require.

                                   ARTICLE II
                                  STOCKHOLDERS

         SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation ("Directors"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board of Directors and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of Directors, required by the General Corporation Law of the State of Delaware (the "General Corporation Law") to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

         SECTION 2.02. Special Meetings. Unless otherwise prescribed by law or by the Corporation's Amended and Restated Certificate of Incorporation, as amended from time to time (the "Charter"), and subject to any preferential rights of any outstanding series of Preferred Stock (as defined in the Charter), special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors, the President, or, at the request in writing of a majority of the Board of Directors, any officer. Such request shall state the purpose or purposes of the proposed meeting. In addition, prior to the first date on which HNC Software Inc., a Delaware corporation ("HNC"), and/or its affiliates collectively cease to beneficially own an aggregate of at least a majority of the then outstanding shares of common stock, par value $0.01 per share ("Common Stock"), of the Corporation (the "Trigger Date"), the Corporation shall call a special meeting of stockholders of the Corporation promptly upon the request of HNC or any of its affiliates (other than the Corporation or any subsidiary of the Corporation), in each case if such entity is a stockholder of the Corporation.

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                                       2

         SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each stockholder of record (a "Stockholder") entitled to vote thereat, not less than 10 nor more than 60 calendar days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the "Secretary") shall have received from any Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request. Any previously scheduled meeting of the stockholders not called at the request of HNC may be postponed, and any special meeting of the stockholders not called at the request of HNC may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Any previously scheduled meeting of the stockholders called at the request of HNC may be postponed or canceled, upon the written consent of HNC, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         SECTION 2.04. Notice of Stockholder Business and Nominations.

         (a) Annual Meetings of Stockholders.

            (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.03 of this Article II, (B) by or at the direction of the Board of Directors, (C) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in this Section 2.04, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
    Section 2.04, or (D) prior to the Trigger Date, by HNC or any of its affiliates that is a stockholder of the Corporation without the need to comply with the procedures set forth in this Section 2.04.

            (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
    (a)(i) of this Section 2.04, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper subject for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the


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    tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2000, the first anniversary of the previous year's meeting shall be deemed to be [ ], 1999. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) with respect to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

            (iii) Notwithstanding anything in the second sentence of paragraph
    (a)(ii) of this Section 2.04 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (a)(ii) of this Section 2.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 4 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in this Section 2.04, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.04, or
(iii) prior to the Trigger Date, by HNC, or any of its affiliates that is a stockholder of the Corporation. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, (A) prior to the Trigger Date, HNC may nominate any person or persons for election to the

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Board of Directors at, or at any time prior to, such special meeting of stockholders, or (B) any stockholder may nominate such person or persons (as the case may be), for election to the Board of Directors at such special stockholders' meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 2.04 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement by the Corporation is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (c) General.

            (i) Only persons who are nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.04. Except as otherwise provided by law, the Charter or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this Section 2.04 and, if any proposed nomination or business is not in compliance with this Section 2.04, to declare that such defective proposal or nomination shall be disregarded.

            (ii) For purposes of this Section 2.04, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (iii) Notwithstanding the foregoing provisions of this Section 2.04, for so long as the Corporation is subject to the reporting requirements of the Exchange Act, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder applicable to such stockholder with respect to the matters set forth in this
    Section 2.04. Nothing in this Section 2.04 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series or Preferred Stock to elect directors.

         SECTION 2.05. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.


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         SECTION 2.06. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         SECTION 2.07. Quorum. Except as otherwise provided by law or in the Charter, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special, except that, if required by law or pursuant to the provisions of the Charter, when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the person serving as chairman of the meeting or the holders of a majority in interest of the stockholders present in person or by proxy and who are entitled to vote on every matter that is to be voted on without regard to class at such meeting may adjourn the meeting from time to time in accordance with Section 2.07 hereof until a quorum shall be present in person or by proxy.

         SECTION 2.08. Organization and Conduct of Business. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholder's meeting in the absence of the Chairman of the Board of Directors and such designee. The person serving as chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

         The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

         SECTION 2.09. Proxies and Voting. At any meeting of Stockholders, every Stockholder entitled to vote may vote in person or by proxy authorized by an instrument executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the Stockholder, or by such person's duly authorized attorney in fact. Election of Directors at all meetings of the Stockholders at which Directors are to be elected need not be by written ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Charter and these Bylaws and subject to the rights of the holders of any series of Preferred Stock, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Stockholders.

         SECTION 2.10. Inspectors of Election. The Board of Directors may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof in accordance with the General Corporation Law of the State of Delaware. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall have the duties prescribed by law.

         SECTION 2.11. Action by Written Consent. Prior to the Trigger Date, any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that effective as of and after the Trigger Date, unless otherwise required by applicable law, any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders or others by law, the Charter, these Bylaws or by any contract to which the Corporation is bound.

         SECTION 3.02. Number and Term of Office. Prior to the Trigger Date, the Board of Directors shall consist of seven (7) directors. After the Trigger Date, and subject to the rights, if any, of holders of Preferred Stock, the number of Directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board of Directors adopted by the affirmative vote of directors constituting not less than a majority of the Whole Board (as defined below), but shall consist of not less than three (3) nor more than ten (10) directors. The directors, other than those (if any) who may be elected by the holders of Preferred Stock voting as a separate class, shall be divided, with respect to the time they severally hold office, into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting of stockholders. At each annual meeting of stockholders, beginning with the 2000 annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting of stockholders shall be elected for a three year term. The initial Class III directors shall be Ward Carey, Charles H. Gaylord, Jr. and Alex W. Hart. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         For purposes of these Bylaws, the term "Whole Board" shall mean the total number of Directors that the Corporation would have if there were no vacancies on the Corporation's Board of Directors.

         SECTION 3.03. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board of the Corporation (the "Chairman") or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.04. Removal. Prior to the Trigger Date, any or all of the Directors may be removed with or without cause at any time by either (i) the vote of the holders of a majority of the outstanding shares of Voting Stock, or
(ii) by written consent of the holders of the Voting Stock pursuant to Section
2.11 hereof. After the Trigger Date, any or all of the Directors may be removed only with cause at any time by vote of the holders of a majority of the Voting Stock.

         SECTION 3.05. Vacancies. Subject to the rights, if any, of holders of Preferred Stock or the terms of any contract to which the Corporation is bound, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, or by the sole remaining director, and except as otherwise provided by law or the terms of any contract to which the Corporation is bound, any such vacancy may not be filled by the stockholders of the Corporation; provided, however, that notwithstanding the foregoing, for so long as HNC has the right to nominate persons for election to the Board of Directors of the Corporation pursuant to the Corporate Rights Agreement referenced in Section 13.01 hereof, as such agreement may be amended from time to time (such nominated persons being hereinafter called "HNC Designees"), if a vacancy on the Corporation's Board of Directors is caused by the death, disability, retirement, resignation or removal for cause or otherwise of an HNC Designee, then HNC shall have the sole right to nominate an individual to fill such vacancy on the Corporation's Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified.

         SECTION 3.06. Meetings. (a) Regular Meetings. Regular meetings of the Board of Directors may be held at such place, either inside or outside of the State of Delaware, and at such time, as may from time to time be designated by the Chairman of the Board of Directors or resolution of the Board of Directors or as may be specified in the call of any meeting. An annual meeting of the Board of Directors shall be held on the same day as, and as soon as practicable following, the annual meeting of stockholders or at such other time or place as shall be determined by the Board of Directors at its regular meeting next preceding said annual meeting of stockholders.

         (b) Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings. Meetings may be held at any time or place without notice if all the directors are present or if those not present waive notice of the meeting in writing.

         (c) Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board of Directors, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except as provided by law.

         (d) Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors or the Chairman of the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

         (e) Quorum and Manner of Acting. Subject to Section 2.04, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Subject to the terms of any contract to which the Corporation is bound, the act of a majority of the Directors present at a meeting at which a quorum of the Board of Directors is present shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

         SECTION 3.07. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors or such committee and such consent is filed with the minutes of the proceedings of the Board of Directors or such committee.

         SECTION 3.08. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         SECTION 3.09. Compensation. Unless otherwise restricted by the Charter, the Board of Directors may determine the compensation of Directors. In addition, as determined by the Board of Directors, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.10. Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors and each officer, in the performance of his or her duties, shall be fully protected in relying in good faith upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or by committees of the Board of Directors, or by any other person, as to matters such Director, member or officer, as the case may be, reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

         SECTION 4.01. Committees of the Board of Directors. There are hereby established as committees of the Board of Directors an Audit Committee and a Compensation Committee, each of which shall have the powers and functions set forth in Sections 2 and 3 hereof, respectively, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 1 as it may deem advisable. Each such committee shall consist of two or more directors, the exact number being determined from time to time by the Board of Directors. Designations of the chairman and members of each such committee, and, if desired, a vice chairman and alternates for members, shall be made by the Board of Directors. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Each committee shall have a secretary who shall be designated by its chairman. A vice chairman of a committee shall act as the chairman of the committee in the absence or disability of the chairman. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

         SECTION 4.02. Audit Committee. The Audit Committee shall select and engage, on behalf of the Corporation, independent public accountants to (a) audit the books of account and other corporate records of the Corporation and
(b) perform such other duties as the Audit Committee may from time to time prescribe. The Audit Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Audit Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Company. The Audit Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Corporation. From time to time the Audit Committee shall report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Corporation as the Audit Committee believes merit review by the Board of Directors. The Audit Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

         SECTION 4.03. Compensation Committee. The Compensation Committee shall fix from time to time the salaries of members of the Board of Directors who are officers or employees of the Corporation and of all Senior Vice Presidents and Vice Presidents of the Corporation. It also shall perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Corporation.

         SECTION 4.04. Rules and Procedures. Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chairman or vice chairman of such committee. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of a majority of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All action taken at each committee meeting shall be recorded in minutes of the meeting.

         SECTION 4.05. Application of Article. Whenever any provision of any other document relating to any committee of the Corporation named therein shall be in conflict with any provision of this Article IV, the provisions of this Article IV shall govern, except that if such other document shall have been approved by the stockholders or by the Board of Directors, the provisions of such other document shall govern.

                                   ARTICLE V
                                    OFFICERS

         SECTION 5.01. Officers. The officers of the Company may include a Chairman of the Board of Directors, who shall be chosen from among the directors, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a General Counsel and a Secretary, each of whom shall be elected by the Board of Directors to hold office until his or her successor shall have been chosen and shall have qualified. The Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer and the President may elect or appoint one or more Controllers, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant General Counsels and one or more Assistant Secretaries, and the Board of Directors may elect or appoint such other officers as it may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office, excepting that the duties of the President and Secretary shall not be performed by one person.

         SECTION 5.02. Chairman of the Board of Directors. The Chairman of the Board of Directors shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board of Directors shall perform all other duties and exercise all other powers commonly incident to the office of Chairman or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law. He or she shall preside at all meetings of the Board of Directors and shall make reports to the Board of Directors and stockholders. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Board of Directors. The Board of Directors may also elect a Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act.

         SECTION 5.03. Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors and the Chairman of the Board of Directors, the Chief Executive Officer shall exercise supervision over the business of the Corporation and over its several officers, subject to the oversight of the Chairman of the Board of Directors, and shall exercise all other powers commonly incident of the office of Chief Executive Officer or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law.

         SECTION 5.04. President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chairman of the Board of Directors and of the Chief Executive Officer, the President shall have such powers and shall perform such duties as from time to time may be delegated to him or her by the Board of Directors, the Chairman of the

Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law.

         SECTION 5.05. Senior Vice Presidents and Vice Presidents. Each of the Senior Vice Presidents and each of the other Vice Presidents shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or such other officer or officers to whom he or she is directly responsible.

         SECTION 5.06. Treasurer and Assistant Treasurer. The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities of the Corporation. When necessary or proper he or she shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and shall deposit all funds of the Corporation in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors and such other officer or officers to whom he or she is directly responsible. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.

         At the request and direction of the Treasurer or, in the case of his or her absence or inability to act, any Assistant Treasurer may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Senior Vice President.

         SECTION 5.07. Secretary and Assistant Secretary. The Secretary shall keep full and accurate minutes of the meetings of the stockholders and of the Board of Directors in the proper record book of the Corporation provided therefor, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Corporation. He or she shall have custody of the corporate seal of the Corporation and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He or she shall give due notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible and shall enjoy all other powers commonly incident to his or her office.

         At the request and direction of the Secretary or, in the case of his or her absence or inability to act, any Assistant Secretary may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Chairman of the Board of Directors, the President or an Executive Vice President.

         SECTION 5.08. Assistant Vice Presidents and Other Officers. Each assistant vice president and other officers shall perform such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible.

         SECTION 5.09. General Counsel. The General Counsel shall have general supervision of all matters of a legal nature concerning the Corporation. He or she shall perform all such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible.

         SECTION 5.10. Salaries. Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. An employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Corporation in accordance with the terms thereof, provided that this provision shall not limit or restrict in any way the right of the Corporation at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract.

         SECTION 5.11. Vacancies. A vacancy in any office filled by election of the Board of Directors may be filled by the Board of Directors by the election of a new officer who shall hold office, subject to the provisions of this
Article V, until the regular meeting of the directors following the next annual meeting of the stockholders and until his or her successor is elected.

         SECTION 5.12. Removal or Discharge. Any officer may be removed or discharged by the Chairman of the Board of Directors at any time excepting an officer who is also a director. Any officer who also is a director may be discharged as an officer at any time by the Board of Directors.

         SECTION 5.13. Resignations. Any officer of the Corporation, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Secretary, and such resignation shall be deemed effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                                   ARTICLE VI
                       CHECKS, DRAFTS, NOTES, AND PROXIES

         SECTION 6.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the

Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

         SECTION 6.02. Execution of Proxies. The Chairman of the Board of Directors, the Chief Executive Officer, or the President, or, in the absence or disability of both of them, any Senior Vice President or Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President.

                                  ARTICLE VII
                         SHARES AND TRANSFERS OF SHARES

         SECTION 7.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board of Directors. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the Chief Executive Officer, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any and all signatures on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

         SECTION 7.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the Shares evidenced by each certificate evidencing Shares issued by the Corporation, the number of Shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

         SECTION 7.03. Transfers of Shares. Registration of transfers of Shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation or its agents may reasonably require.

         SECTION 7.04. Addresses of Stockholders. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

         SECTION 7.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board of Directors may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board of Directors or any financial officer of the Corporation may, in its discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 7.06. Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing Shares.

         SECTION 7.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 7.08. Record of Holder of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of the State of Delaware. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

                                  ARTICLE VIII
                                      SEAL

         SECTION 8.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

                                   ARTICLE IX
                                   FISCAL YEAR

         SECTION 9.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

                                   ARTICLE X
                          INDEMNIFICATION AND INSURANCE

         SECTION 10.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.01(a) and
(b) of these Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under Section 10.01(a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.01(a) and (b) of these Bylaws. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article X. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         (g) For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (h) For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

         (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 10.02. Insurance for Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation has the power to indemnify such person against such liability under this Article X or the provisions of Section 145 of the General Corporation Law.

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.01. Notices and Waivers Thereof. Whenever any notice whatever is required by these Bylaws, the Charter or any of the laws of the State of Delaware to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by telephone or be given by facsimile transmission or other form of electronic communication, addressed to such stockholder at such person's address as it appears on the stock transfer books of the Corporation, or to such director or officer at his or her Corporation location, if any, or at such address as appears on the books of the Corporation, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, or by sending it via courier in a postpaid, sealed wrapper addressed to such stockholder at such person's address as it appears on the stock transfer books of the Corporation, or to such director or officer at his or her Corporation location, if any, or such address as appears on the books of the Corporation.

         Any notice given by facsimile transmission or other form of electronic communication shall be deemed to have been given when it shall have been transmitted. Any notice given by mail or courier shall be deemed to have been given when it shall have been mailed or delivered to the courier.

         A waiver of any such notice in writing, including by facsimile transmission, signed or dispatched by the person entitled to such notice or by his or her duly authorized attorney, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given, and the presence at any meeting of any person entitled to notice thereof shall be deemed a waiver of such notice as to such person.

         SECTION 11.02. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

         SECTION 11.03. Contracts References. Whenever in these Bylaws the phrase "any contract to which the Corporation is bound" or a similar phrase is used, the reference therein to a contract to which the Corporation is bound shall specifically include, without limitation, that certain Separation Agreement entered into among the Corporation, HNC and Retek Information Systems, Inc., as such may be amended from time to time, and that certain Corporate Rights Agreement among the Corporation, HNC and Retek Information Systems, Inc., as such may be amended from time to time, and the contents of such contracts shall be deemed to have been incorporated herein by reference.

                                  ARTICLE XII
                                   AMENDMENTS

         SECTION 12.01. Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that after the Trigger Date, any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with, Sections 2.02, 2.04, 2.11, 3.02, 3.04 and 3.05 of the Bylaws by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, (b) by the affirmative vote of a majority of the Whole Board or (c) by written consent of the stockholders of the Corporation if permitted by the Charter, these Bylaws or the General Corporation Law.